Exhibit 99.1

Clean Energy Reports 95.2 Million Gallons Delivered and Revenue of $77.7 Million for First Quarter of 2019
NEWPORT BEACH, Calif. — (BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the first quarter of 2019.
Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “I’m pleased with our start to 2019, and particularly the volume growth momentum together with our continued financial discipline. Our focus in 2019 is on increasing heavy-duty truck adoption and the use of Clean Energy's Redeem renewable natural gas as it is the cleanest, most affordable and immediate alternative fuel solution available. With the help from our partner, Total, we are seeing the first signs of success of fleets taking advantage of our Zero Now truck financing program which is encouraging. We will also continue to build on our improving financial performance as we exploit our existing fueling infrastructure with increased volumes.”
The Company delivered 95.2 million gallons in the first quarter of 2019, an 11.9% increase from 85.1 million in the first quarter of 2018. This increase was due to growth in CNG and LNG volumes principally from increased sales of Redeem.
The Company’s revenue for the first quarter of 2019 was $77.7 million, including an unrealized loss of $5.0 million on commodity swap contracts that support the Company’s Zero Now program, compared to $102.4 million of revenue in the same period last year, which included $25.5 million of U.S. federal excise tax credits for alternative fuels (“AFTC”). The AFTC applied to vehicle fuel sales made from January 1, 2017 through December 31, 2017 and expired effective January 1, 2018. Excluding the unrealized loss on commodity swaps of $5.0 million in 2019 and the AFTC of $25.5 million in 2018, revenue increased 7.5% for the first quarter of 2019 compared to the prior year period, which was driven by an 18.3% increase in volume -related revenue, reflecting higher volumes and retail pump prices and a continued strong renewable natural gas market. Station construction revenue was $3.2 million for the first quarter of 2019 compared to $5.8 million in the 2018 period. Also, 2018 included $3.9 million in revenue from the sale of used natural gas trucks acquired in 2017 which did not recur in 2019.
On a GAAP (as defined below) basis, net income (loss) attributable to Clean Energy for the first quarter of 2019 was $(10.9) million or $(0.05) per share, compared to $12.2 million, or $0.08 per share, for the first quarter of 2018. The first quarter of 2019 was negatively affected by $6.6 million in unrealized losses from changes in fair value of derivative instruments whereas 2018 was positively affected by AFTC revenue of $25.5 million.
Non-GAAP income (loss) per share and Adjusted EBITDA (each as defined below) for the first quarter of 2019 was $(0.01) and $11.2 million, respectively. Non-GAAP income per share and Adjusted EBITDA for the first quarter of 2018 was $0.10 and $32.4 million, respectively, which included the AFTC revenue.
Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) per share attributable to Clean Energy, respectively.
Non-GAAP Financial Measures
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and making financial and operational decisions; (2) these measures exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the

Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.
Non-GAAP Income (Loss) Per Share
Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, we believe excluding the non-cash results from equity method investments is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.
The table below shows GAAP and non-GAAP income (loss) per share and also reconciles GAAP net income (loss) attributable to Clean Energy Fuels Corp. to an adjusted net income (loss) figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended March 31,
(in thousands, except share and per-share amounts)	2018	2019
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$12,222	$(10,946)
Stock-Based Compensation	1,898	1,246
Loss from Equity Method Investments	1,468	467
Loss (Gain) from Change in Fair Value of Derivative Instruments	(21)	6,584
Adjusted (Non-GAAP) Net Income (Loss)	$15,567	$(2,649)
Diluted Weighted-Average Common Shares Outstanding	156,643,092	204,196,669
GAAP Income (Loss) Per Share	$0.08	$(0.05)
Non-GAAP Income (Loss) Per Share	$0.10	$(0.01)
Adjusted EBITDA
Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended March 31,
(in thousands)	2018	2019
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$12,222	$(10,946)
Income Tax Expense	88	60
Interest Expense	4,503	1,891
Interest Income	(575)	(580)
Depreciation and Amortization	12,801	12,479
Stock-Based Compensation	1,898	1,246
Loss from Equity Method Investments	1,468	467
Loss (Gain) from Change in Fair Value of Derivative Instruments	(21)	6,584
Adjusted EBITDA	$32,384	$11,201
Definition of “Gallons Delivered”
The Company defines “gallons delivered” as its gallons of renewable natural gas (“RNG”), compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period.
The table below shows gallons delivered for the three months ended March 31, 2018 and 2019:

	Three Months Ended March 31,
Gallons Delivered (in millions)	2018	2019
CNG	70.8	78.5
LNG	14.3	16.7
Total	85.1	95.2
Sources of Revenue
The following table represents our sources of revenue for the three months ended March 31, 2018 and 2019:

	Three Months Ended March 31,
Revenue (in millions)	2018	2019
Volume -Related (1)	$67.2	$74.5
Station Construction Sales	5.8	3.2
AFTC	25.5	—
Other	3.9	—
Total Revenue	$102.4	$77.7
(1) For the three months ended March 31, 2019, volume -related revenue includes an unrealized loss from the change in fair value of commodity swap contracts of $5.0 million.
Today’s Conference Call
The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Sunday, June 9, 2019, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13690206. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels
Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the United States. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, the Company’s expectations regarding its 2019 results; the Company’s ability to convert heavy -duty truck fleets with whom it is in discussions into participants in the Company’s Zero Now truck financing program; the success of the Zero Now program generally and its effect, if any, on the U.S. natural gas trucking market and the Company’s performance, financial condition and ability to execute its strategic initiatives; the state of the natural gas vehicle fuels market, including the level of adoption of natural gas vehicle fuels generally, and specifically in the trucking sector, and with respect to renewable natural gas; and the Company’s supply agreement with BP and its effect, if any, on the Company’s Redeem renewable natural gas business.
Forward-looking are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design and performance, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to execute its Zero Now truck financing program, a key strategic initiative related to the market for natural gas heavy-duty trucks and the effect of this initiative on the Company’s business, prospects, performance and liquidity; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of improvements in or perceived advantages of non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments; the availability of environmental, tax and other government regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; future availability of capital, which may include equity or debt financing, in the amounts and at the times needed to fund the growth of the Company’s business, repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital-raising transaction; the effect of, or potential for changes to federal, state or local greenhouse gas emissions regulations or other environmental regulations applicable to natural gas production, transportation or use; the Company’s ability to manage and grow its RNG business, in particular after the BP Transaction, including its ability to continue to receive revenue from sales of tradable credits the Company generates by selling conventional and renewable natural gas as vehicle fuel and the effect of any increase in competition for RNG supply; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its strategies, timing and levels of investments to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG station network; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s compliance with all applicable government regulations; the Company’s ability to execute and realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic measures, transactions or relationships; and general political, regulatory, economic and market conditions.
The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q filed on May 9, 2019, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:
investors@cleanenergyfuels.com
News Media Contact:
Raleigh Gerber
Manager of Corporate Communications
949.437.1397

Clean Energy Fuels Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
 (In thousands, except share and per share data, Unaudited)

	December 31, 2018	March 31, 2019
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$30,624	$28,763
Short-term investments	65,646	66,164
Accounts receivable, net of allowance for doubtful accounts of $1,919 and $1,984 as of December 31, 2018 and March 31, 2019, respectively	68,865	70,341
Other receivables	15,544	9,198
Derivative assets, related party	1,508	728
Inventory	34,975	32,653
Prepaid expenses and other current assets	8,444	8,769
Total current assets	225,606	216,616
Operating lease right-of-use assets	—	23,801
Land, property and equipment, net	350,568	338,192
Long-term portion of restricted cash	4,000	4,848
Notes receivable and other long-term assets, net	17,470	16,948
Long-term portion of derivative assets, related party	8,824	4,634
Investments in other entities	26,079	25,842
Goodwill	64,328	64,328
Intangible assets, net	2,207	1,951
Total assets	$699,082	$697,160
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$4,712	$5,344
Current portion of finance lease obligations	693	695
Current portion of operating lease obligations	—	3,545
Accounts payable	19,024	15,413
Accrued liabilities	48,469	36,754
Deferred revenue	7,361	6,858
Total current liabilities	80,259	68,609
Long-term portion of debt	75,003	76,501
Long-term portion of finance lease obligations	3,776	3,718
Long-term portion of operating lease obligations	—	21,621
Other long-term liabilities	15,035	12,732
Total liabilities	174,073	183,181
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 304,000,000 shares as of December 31, 2018 and March 31, 2019, respectively; issued and outstanding 203,599,892 shares and 204,651,932 shares as of December 31, 2018 and March 31, 2019, respectively	20	20
Additional paid-in capital	1,198,769	1,200,418
Accumulated deficit	(688,653)	(699,599)
Accumulated other comprehensive loss	(2,138)	(1,764)
Total Clean Energy Fuels Corp. stockholders’ equity	507,998	499,075
Noncontrolling interest in subsidiary	17,011	14,904
Total stockholders’ equity	525,009	513,979
Total liabilities and stockholders’ equity	$699,082	$697,160

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended March 31,
	2018	2019
Revenue:
Product revenue	$92,251	$68,448
Service revenue	10,152	9,250
Total revenue	102,403	77,698
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	50,199	54,430
Service cost of sales	4,597	4,398
Change in fair value of derivative warrants	(21)	1,614
Selling, general and administrative	18,858	18,434
Depreciation and amortization	12,801	12,479
Total operating expenses	86,434	91,355
Operating income (loss)	15,969	(13,657)
Interest expense	(4,503)	(1,891)
Interest income	575	580
Other income (expense), net	(12)	2,670
Loss from equity method investments	(1,468)	(467)
Income (loss) before income taxes	10,561	(12,765)
Income tax expense	(88)	(60)
Net income (loss)	10,473	(12,825)
Loss attributable to noncontrolling interest	1,749	1,879
Net income (loss) attributable to Clean Energy Fuels Corp.	$12,222	$(10,946)
Income (loss) per share:
Basic	$0.08	$(0.05)
Diluted	$0.08	$(0.05)
Weighted-average common shares outstanding:
Basic	152,194,695	204,196,669
Diluted	156,643,092	204,196,669